Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Compass Pathways plc of our report dated March 24, 2026 relating to the financial statements, which appears in Compass Pathways plc's Annual Report on Form 10-K for the year ended December 31, 2025.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 5, 2026